Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2007, relating to our audits of the consolidated financial statements of McLeodUSA Incorporated and Subsidiaries, appearing in the Prospectus that forms part of Registration Statement No. 333-148271 of PAETEC Holding Corp. and appearing in the Current Report on Form 8-K of PAETEC Holding Corp. filed on February 8, 2008.

/s/ McGLADREY & PULLEN, LLP
McGladrey & Pullen, LLP

Cedar Rapids, Iowa

February 6, 2008